EXHIBIT 7.3

              FORTUNE DIVERSIFIED INDUSTRIES, INC AND SUBSIDIARIES
                   Pro Forma Consolidated Financial Statements




                                TABLE OF CONTENTS

Basis of Preparation...........................................................1

Financial Statements
    Pro forma consolidated balance sheet that assumes the combination occurred on August 31, 2003................................................2
    Pro forma consolidated statement of operations for the twelve months ended August 31, 2003, which combines FDVI's results of operations for the twelve months ended August 31, 2003, with PSM's results of operations for the twelve months ended August 31, 2003.....................3

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS BASIS OF PREPARATION

The following unaudited pro forma consolidated financial statements give effect to the purchase by Fortune Diversified Industries, Inc. and Subsidiaries("FDVI") of Professional Staff Management, Inc., Professional Staff Management, Inc. II, and Pro Staff, Inc. ("PSM"). Pro forma adjustments related to the pro forma consolidated balance sheet are computed assuming the combination was consummated at August 31, 2003. However, the purchase price effect resulting from the adjustments to the PSM December 31, 2002 and 2001 audited financial statements have yet to be determined by both, FDVI and PSM. Consequently, the purchase adjusting entry has not been recorded, and is not reflected in the proforma adjustments herein. The pro forma consolidated balance sheet combines FDVI's audited balance sheet as of August 31, 2003 with PSM's combined balance sheet as of September 30, 2003. The pro forma consolidated statement of operations assumes that the combination occurred on August 31, 2003. The pro forma consolidated statement of operations for the twelve months ended August 31, 2003 combines FDVI's results of operations for the twelve months ended August 31, 2003, with PSM's results of operations for the twelve months ended September 30, 2003. The pro forma consolidated statement of operations for the twelve months ended August 31, 2003 also combines Nor-Cote International results of operations for the twelve months ended August 31, 2003. FDVI acquired 100% of Nor-Cote International common and preferred stock on July 1, 2003.

The pro forma consolidated statements of operations are not necessarily indicative of operating results that would have been achieved had the combination been consummated as of the beginning of the periods presented and should not be construed as representative of future operations.

These pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of FDVI, which are included in FDVI's Annual Report on Form 10-K, and the historical financial statements and the related notes thereto of PSM included herein.

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

              FORTUNE DIVERSIFIED INDUSTRIES, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                 ASSETS
                                                             Fortune         PSM
                                                            August 31,   September 30,     Proforma       Proforma
                                                               2003          2003         Adjustments     Combined
CURRENT ASSETS
    Cash and equivalents                                  $    885,000    $  4,402,000   $         --   $  5,287,000
    Available for sale investments                             337,000              --             --        337,000
    Restricted cash                                                 --         246,000                       246,000
    Accounts receivable, net                                 4,306,000         656,000             --      4,962,000
    Inventory, net                                           1,856,000              --             --      1,856,000
    Recoverable income taxes                                   220,000              --             --        220,000
    Other current assets                                       443,000         217,000             --        660,000
                                                          ------------    ------------   ------------   ------------
      Total Current Assets                                   8,047,000       5,521,000             --     13,568,000
                                                          ------------    ------------   ------------   ------------

OTHER ASSETS

    Property, plant & equipment, net                         2,703,000          20,000             --      2,723,000
    Loan origination fees, net                                  50,000              --             --         50,000
    Goodwill                                                 2,206,000              --             --      2,206,000
    Other intangible assets, net                             1,180,000              --             --      1,180,000
    Other long term assets                                      14,000          43,000             --         57,000
                                                          ------------    ------------   ------------   ------------
      Total Other Assets                                     6,153,000          63,000             --      6,216,000
                                                          ------------    ------------   ------------   ------------

      TOTAL ASSETS                                        $ 14,200,000    $  5,584,000   $         --   $ 19,784,000
                                                          ============    ============   ============   ============


                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Lines of credit                                       $  1,038,000    $         --             --      1,038,000
    Accounts payable                                         1,062,000         119,000             --      1,181,000
    Due to related party                                       230,000           7,000             --        237,000
    Payroll taxes and withholdings                                  --         524,000             --        524,000
    Health and workers' compensation reserves                       --       3,272,000             --      3,272,000
    Accrued worksite employee payroll cost                          --         240,000             --        240,000
    Accrued compensation                                            --         545,000             --        545,000
    Accrued expenses                                         1,589,000         384,000             --      1,973,000
    Customer deposits                                               --         106,000             --        106,000
    Current maturities of long-term debt                       861,000           4,000             --        865,000
    Current maturities of capital lease obligations              9,000              --             --          9,000
                                                          ------------    ------------   ------------   ------------
      Total Current Liabilities                              4,789,000       5,201,000             --      9,990,000
                                                          ------------    ------------   ------------   ------------

LONG-TERM LIABILITIES
    Line of credit - related party                           2,000,000              --             --      2,000,000
    Long-term debt, less current maturities                  5,202,000              --             --      5,202,000
    Capital lease obligations, less current maturities           8,000              --             --          8,000
                                                          ------------    ------------   ------------   ------------
      Total Long-term Liabilities                            7,210,000              --             --      7,210,000
                                                          ------------    ------------   ------------   ------------

STOCKHOLDERS' EQUITY
    Common stock                                               882,000              --             --        882,000
    Additional paid-in capital and warrants outstanding      7,873,000           5,000             --      7,878,000
    Retained earnings                                       (6,491,000)        378,000             --     (6,113,000)
    Accumulated other comprehensive loss                       (63,000)             --             --        (63,000)
                                                          ------------    ------------   ------------   ------------
      Total Stockholders' Equity                             2,201,000         383,000             --      2,584,000
                                                          ------------    ------------   ------------   ------------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $ 14,200,000    $  5,584,000   $         --   $ 19,784,000
                                                          ============    ============   ============   ============

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
              FORTUNE DIVERSIFIED INDUSTRIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               FOR THE YEAR ENDED
                                 AUGUST 31, 2003
                                   (UNAUDITED)

                                                                          Nor-Cote
                                                     8/03 Fortune        10 months        PSM
                                                      Includes 2         9-1-02 to      12 months        Proforma       Proforma
                                                    Months Nor-Cote       6-30-03     ended 8-31-03     Adjustments     Combined
                                                    ------------------------------------------------------------------------------
NET REVENUE                                           $ 15,470,000     $  8,789,000    $ 16,266,000    $         --   $ 40,525,000

COST OF REVENUE                                         11,178,000        4,731,000      13,504,000              --     29,413,000
                                                      ------------     ------------    ------------    ------------   ------------

GROSS PROFIT                                             4,292,000        4,058,000       2,762,000              --     11,112,000

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES            4,134,000        3,937,000       2,793,000              --     10,864,000
                                                      ------------     ------------    ------------    ------------   ------------

Operating Income (Loss)                                    158,000          121,000         (31,000)             --        248,000

OTHER INCOME (EXPENSE)
    Interest income                                         15,000            5,000          71,000              --         91,000
    Interest expense                                      (185,000)        (153,000)             --              --       (338,000)
    Other income (expense)                                 127,000           25,000         (30,000)             --        122,000
                                                      ------------     ------------    ------------    ------------   ------------
       Total Other Income (Expense)                        (43,000)        (123,000)         41,000              --       (125,000)
                                                      ------------     ------------    ------------    ------------   ------------

Net Income (Loss) before Provision for Income Taxes        115,000           (2,000)         10,000              --        123,000

PROVISION FOR INCOME TAXES                                      --               --              --              --             --
                                                      ------------     ------------    ------------    ------------   ------------

NET INCOME (LOSS)                                     $    115,000     $     (2,000)   $     10,000    $         --   $    123,000
                                                      ============     ============    ============    ============   ============


BASIC LOSS PER SHARE (based on 101,316,444 shares outstanding)                                                        $       0.00
                                                                                                                      ============


DILUTED INCOME PER SHARE (based on 102,216,444 shares outstanding)                                                    $       0.00
                                                                                                                      ============

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